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                                                          Exhibit 99.2.A(ii)(b)



                         RESTATED CERTIFICATE OF TRUST
                                       OF
                                 DECS TRUST II



        THIS Restated Certificate of Trust of DECS Trust II (the "Trust"), dated October 22, 1997, is being duly executed and filed by Donald J. Puglisi, William
R. Latham III and James B. O'Neill, as trustees, to restate the original Certificate of Trust of the Trust which was filed on September 2, 1997 with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Original Certificate of Trust").

        The Original Certificate of Trust is hereby restated in its entirety to read as follows:

        1.  Name. The name of the business trust formed hereby is DECS Trust II.

        2. Registered Office: Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715. The name of the Trust's registered agent at such address is Puglisi & Associates.

        3. Effective Date. This Restated Certificate of Trust will be effective upon the date and time of filing.

        4. The Trust is to be registered under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                By: /s/ Donald J. Puglisi
                                    -----------------------------------
                                    Donald J. Puglisi,
                                    as Managing Trustee


                                By: /s/ William R. Latham III
                                    -----------------------------------
                                    William R. Latham III,
                                    as Trustee


                                By: /s/ James B. O'Neill
                                    -----------------------------------
                                    James B. O'Neill,
                                    as Trustee